UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

333-209131	20-4998896
(Commission File Number)	(IRS Employer Identification No.)

3101 Grand Oak Drive, Lansing, Michigan	48911-4224
(Address of principal executive offices)	(Zip Code)

517-703-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 20, 2019, the Board of Directors of XG Sciences, Inc., a Michigan corporation (the “Company”) approved the nomination by the Company’s Nominating and Corporate Governance Committee of Mr. Robert Blinstrub to fill a vacancy and to serve as a Director of the Company, effective immediately. Mr. Blinstrub is considered to be an independent director and has been appointed to serve on the Board’s Nominating and Corporate Governance Committee and the Compensation Committee.

Mr. Blinstrub was a founder and President and CEO of AGM Automotive (AGM), a global designer, innovator and producer of engineered solutions for light vehicles, including lighting, overhead consoles, electronics and textiles headquartered in Troy, Michigan with 9 locations globally including the United States, Costa Rica, Mexico, Austria, and China, from 2001 to 2017. AGM leveraged a global footprint underpinned by world-class engineering, production, assembly and supply chain management functions.  As an original founder of AGM, Mr. Blinstrub oversaw its development into a global automotive supplier with OEM customers representing the largest American, European, and Asian OEM's. AGM historically doubled its revenue base every 18 months (profitably). During the latter part of his tenure, AGM acquired and successfully integrated two competitors in the North American and European markets. AGM accumulated countless Supplier awards from its customers for World Class Quality, Product Design, Engineering, Innovations, and Service. Prior to AGM, Bob led multiple startups and operational turnarounds in his career. Bob studied Finance and Marketing at the Broad College of Business at Michigan State University.

As a non-employee Director who was not appointed as a representative of a corporate investor in the Company, Mr. Blinstrub is entitled to receive compensation in accordance with director compensation plans as amended by the full Board of Directors from time to time.

Except as set forth above, there are no arrangements or understandings between Mr. Blinstrub and any person (including the Company) pursuant to which Mr. Blinstrub was appointed to serve as a Director, and there are no actual or proposed transactions between Mr. Blinstrub or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a Director.

Mr. Blinstrub does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG SCIENCES, INC.

Dated:	March 26, 2019	By:	/s/ Philip L. Rose
Chief Executive Officer

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